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A link to the following editorial has been posted on the intranet and website of
Willamette Industries, Inc.:

Shareholder value: Other values lose
Hasso Hering

The main thing wrong with corporate capitalism as practiced today - the single-minded devotion to short-term shareholder value - comes through perfectly clear in the latest letter by Steve Rogel to shareholders of Willamette Industries.

Rogel is the former president of Willamette who now, as head of Weyerhaeuser, is leading the hostile takeover attempt against his former company and colleagues.

He wrote to Willamette shareholders on Tuesday, urging them to support the takeover by voting for his slate of nominees to the board of directors. It reminded them of his company's offer of $48 for each Willamette share, slightly higher than the price on Wall Street Tuesday, and made one point again and again: Money.

The letter highlighted in bold type these phrases: "Maximize the value of your Willamette shares," "protect the value of your investment in Willamette," and "how much will my investment in Willamette be worth absent the Weyerhaeuser offer?"

This is normal and routine. The whole stock market operates on considerations of the value of shares. As far as the market is concerned, what else is there?

But in this concentration on one particular value, other American and human values get shortchanged or ignored.

What about the American virtue of independence, for instance? What about the value of tradition? What about community pride? And what about loyalty? Not to mention modesty, frugality and thrift?

The simple answer is that loyalty, independence and all the rest of that stuff don't make anybody rich. They are not the kind of virtues about which investors are supposed to care.

This is not exactly a new point. Writers and movie makers have made it for ages. But in the movies, the characters representing the side of Wall Street are usually the bad guys, aren't they?

Obviously this is a two-sided coin. High stock prices are a wonderful thing if they bolster pension funds and allow longtime workers to retire. But they are not so hot when they are the result of corporate takeovers and mass layoffs, as they often are.

**********
This editorial was written by Hasso Hering and was published in the Albany Democrat-Herald on March 30, 2001. The publisher has consented to the posting of a link to this article on the Company's website.